NEWS RELEASE

Contact: Alliance Data

Ed Heffernan Analysts/Investors 972.348.5191 Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media 972.348.4310 Shelley.Whiddon@alliancedata.com

ALLIANCE DATA ANNOUNCES NEW $600 MILLION
STOCK REPURCHASE PROGRAM

DALLAS, Texas, October 3, 2006— Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that its board of directors has approved a new stock repurchase program that authorizes the Company to buy back up to an additional $600 million of its outstanding common stock through 2008. This new repurchase program extends the two previously approved repurchase programs announced in June and October of 2005, which authorized the repurchase of a combined $300 million of the Company’s common stock.

This new $600 million program plus the previously announced $300 million program brings Alliance Data’s total authorization to $900 million, of which approximately 30 percent has been utilized since June 2005.

Ed Heffernan, chief financial officer of Alliance Data, cited three key objectives related to this program. “First, we want to maintain an investment grade profile which, conservatively, suggests a core debt to last twelve month operating EBITDA ratio of 2x or less. As of the end of this year’s second quarter, the ratio was 1.2x. Second, this unused debt capacity, combined with the free cash flow generated from the business, provides ample liquidity for working capital, stock repurchases and ‘tuck-in’ acquisitions consistent with our growth objectives. Finally, as we continue to execute on our long-term growth strategy, returning a portion of available funds to our stockholders makes good sense, and is especially compelling at current valuation levels.”

The board’s authorized repurchase program includes both open market purchases as well as private transactions from time to time. Stock purchased as part of the repurchase program will be held as treasury stock. Previously provided guidance does not include any accretion that may occur under this repurchase program. The repurchase program’s terms have been structured to comply with the SEC’s Rule 10b-18, and the repurchase program is subject to market conditions, applicable legal and contractual requirements, and other factors. The repurchase program does not obligate the company to acquire any specific number of shares and may be suspended or terminated at any time.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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